QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant /x/
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NMS COMMUNICATIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NMS COMMUNICATIONS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508)271-1000

March 28, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of NMS Communications Corporation (the "Company"), which will be held on April 26, 2002 at 1:00 p.m. at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts.

        The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

        Please sign and return the enclosed proxy card as soon as possible in the envelope provided, or vote electronically or by telephone as provided below, so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend.

        We look forward to seeing you.

                      Sincerely,

                      Robert P. Schechter
                       Chairman and Chief Executive Officer

NMS COMMUNICATIONS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508)271-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 26, 2002

        The Annual Meeting of Stockholders of NMS Communications Corporation (the "Company") will be held at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts on April 26, 2002 at 1:00 p.m., for the following purposes:

  1.
  To elect two directors for a three-year term.

  2.
  To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2002.

  3.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Stockholders of record at the close of business on March 22, 2002 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                      By Order of the Board of Directors

                      Dianne L. Callan
                       Secretary

Dated: March 28, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. SEE "VOTE BY TELEPHONE" OR "VOTE BY INTERNET" INSTRUCTIONS ATTACHED TO THE PROXY CARD FOR MORE DETAILS.

NMS COMMUNICATIONS CORPORATION
100 Crossing Boulevard
Framingham, Massachusetts 01702
(508)271-1000

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is furnished to the holders of common stock, $.01 par value ("Common Stock"), of NMS Communications Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 26, 2002 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly completed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

        A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

        The approximate date on which this Proxy Statement and the enclosed proxy card will first be sent to stockholders is April 2, 2002. The Company's Annual Report to Stockholders for 2001, including its Form 10-K, is being mailed together with this Proxy Statement.

        Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 22, 2002 (the "record date") will be entitled to vote at the meeting and at any adjournment thereof. There were 34,596,467 shares of Common Stock outstanding at the close of business on the record date. This number does not include 1,492,908 exchangeable shares issued in connection with the acquisition of InnoMedia Logic (I.M.L.) Inc. that had not been exchanged for shares of the Company's Common Stock and are therefore not entitled to vote at the Annual Meeting.

        Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors (Item 1 of Notice). Approval of the other matter which is before the meeting (Item 2 of Notice) will require the affirmative vote of the holders of a majority of the shares voting with respect to such matter. Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

        A quorum at the meeting will consist of a majority of the outstanding shares of Common Stock as of the record date. Shares designated to abstain or to withhold as to a particular matter (including shares as to which a nominee, such as a broker holding shares in street name for a beneficial owner, has no voting authority in respect of such matter) will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be the equivalent of negative votes as to Items 1 and 2.

ELECTION OF DIRECTORS

(Item 1 of Notice)

        There are currently six members of the Board of Directors, divided into three classes with terms expiring respectively at the 2002, 2003 and 2004 annual meetings of stockholders. During 2001, Zenas Hutcheson resigned as a director, and the Company wishes to thank him for his services as a director since 1989. As a result of the vacancy created by Mr. Hutcheson's resignation, the class of directors due for reelection in 2002 was reduced to one, while the class of directors due for reelection in 2003 remained at three. In order to restore balance to the three classes of directors, Mr. Schechter, due for reelection in 2003, resigned as a director of that class and was immediately elected by the Board to fill the vacancy in the class of 2002 created by Mr. Hutcheson's resignation. The Board has fixed the number of directors for the ensuing year at six and nominated Mr. Gneezy and Mr. Schechter, whose terms are expiring, for reelection. Directors elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2005 and when their successors are elected and qualified.

        The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

Name and Age as of March 1, 2001	Director Since	Principal Occupation and Business Experience; Directorships of Public Companies
Nominees for Reelection for Terms Expiring in 2005
Ofer Gneezy, 48	2000
		Mr. Gneezy is co-founder, director, President and Chief Executive Officer of iBasis, Inc., a provider of Internet-based communications services for international carriers. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, he was an executive of Automatix Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently serving as its President and Chief Executive Officer.
Robert P. Schechter, 53	1995
		Mr. Schechter has served as President and Chief Executive Officer of the Company since April 1995 and as Chairman of the Board since March 1996. From 1987 to 1994, Mr. Schechter held various senior executive positions with Lotus Development Corporation and from 1980 to 1987 he was a partner of Coopers and Lybrand LLP. Mr. Schechter is also a director of Infinium Software, Inc., a developer of business software applications for enterprises, and Moldflow Corporation, a provider of solutions for optimizing the design and manufacture of plastic products.
Directors Whose Terms Expire in 2004
W. Frank King, Ph.D., 62	1997
		Dr. King has been, since November 1998, a private investor. From 1992 to 1998, he was Chief Executive Officer and a director of PSW Technologies, Inc., a provider of software services. From 1988 to 1992, Dr. King was a Senior Vice President of Development of Lotus Development Corporation and for the previous 19 years served in various positions with IBM Corporation, including his last position as Vice President Development for the entry system division. He is a director of eOn Communications Corporation, formerly known as Cortelco Systems, Inc., a provider of telecommunications applications; Concero, formerly PSW Technologies, Inc.; Perficient, Inc., a provider of virtual professional services organizations to Internet software companies; iBasis, Inc., a provider of Internet telephony services; and Aleri, Inc., a provider of data analytic software.

Pamela D. A. Reeve, 52	1997
		Ms. Reeve has served, since September 1993, as Chief Executive Officer and a director and, from 1989 to September 1993, as President, Chief Operating Officer and a director of Lightbridge, Inc., a provider of products and services which enable wireless telecommunications carriers to improve customer acquisition and retention processes. From 1978 to 1989, she was with The Boston Consulting Group, a management consulting firm. Ms. Reeve is a director of American Tower Corporation, a provider of infrastructure facilities and services to the wireless, Internet and broadcasting industries.
Directors Whose Terms Expire in 2003
William E. Foster, 57	2000
		Mr. Foster is a private investor serving on the boards of several private high-technology companies. In 1980, Mr. Foster co-founded Stratus Computer, Inc., a manufacturer of fault-tolerant computer systems, and served as its Chairman and Chief Executive Officer until 1997. Prior to 1980, Mr. Foster spent 14 years in the computer industry, serving as Vice President of Software for Data General Corporation and in management and technical positions with Hewlett Packard Company.
Ronald W. White, 61	1988
		Mr. White has been, since October 1997, a partner of Argo Global Capital, a venture capital fund focused on wireless technology. Since 1983, Mr. White has been a partner of Advanced Technology Development Fund, a venture capital firm.

        The Board of Directors recommends a vote FOR the election of the nominees named above. The shares represented by the enclosed proxy will be voted to elect each nominee unless such authority is withheld by marking the proxy to that effect. Each nominee has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors.

RATIFICATION OF SELECTION OF
INDEPENDENT AUDITORS

(Item 2 of Notice)

        On the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 2002. This firm has audited the accounts and records of the Company since 1997. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

        The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

STOCK OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 2002 by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) all directors and executive officers as of December 31, 2001, as a group and (d) each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided to the Company. The information provided below regarding persons beneficially owning more than 5% of the Company's Common Stock is based solely on public filings made by such persons with the SEC through March 1, 2002, which beneficial ownership information is in each case as of December 31, 2001. The percent of outstanding shares for such 5% holders is calculated using their last known ownership amounts and the Company's outstanding shares as of March 1, 2002.

Name	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares
Robert P. Schechter	1,257,867	3.5%
William E. Foster	9,900	*
Ofer Gneezy	9,900	*
W. Frank King	57,000	*
Pamela D. A. Reeve	52,000	*
Ronald W. White	67,826	*
Dorothy A. Terrell	367,666	1.1%
Robert E. Hult	279,645	*
George D. Kontopidis	264,463	*
R. Brough Turner	463,029	1.3%
Brian J. Demers	102,575	*
All directors and executive officers as a group (10 persons)	2,667,408	7.7%
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109	5,672,881	15.9%
Berger Small Cap Value Fund(3) 210 University Boulevard, Suite 900 Denver, CO 80206	3,177,880	9.2%
Perkins, Wolf, McDonnell & Co.(3) 310 South Michigan Avenue Chicago, IL 60604	4,310,500	12.5%
High Rock Capital LLC
High Rock Asset Management LLC(4) 28 State Street Boston, MA 02109	2,266,200	6.6%
State of Wisconsin Investment Board P.O. Box 7842 Madison, WI 53707	3,865,400	11.2%

*
Less than 1%.

(1)
Includes shares which may be acquired within sixty days after March 1, 2002 by exercise of stock options by the directors and executive officers as follows: Mr. Schechter, 16,126; Ms. Terrell, 24,545; Mr. Hult, 24,076; Dr. Kontopidis, 10,350; Mr. Turner, 12,876; Mr. Demers, 13,400; all directors and executive officers as a group, 101,373.

(2)
Consists of shares held by Fidelity Growth Company Fund and other registered investment companies which are advisory clients of FMR Corp. ("FMR"). Includes 983,662 shares which may be acquired upon conversion of convertible notes. FMR has sole investment power and the respective registered investment companies have sole voting power as to all such shares.

(3)
Berger Small Cap Value Fund is a portfolio series established under the Berger Omni Investment Trust, a registered investment company. Perkins, Wolf, McDonnell & Co., the advisor to the Fund, has sole investment and voting power as to all such shares.

(4)
The two limited liability companies are under common control and therefore each may be deemed to own all of the shares.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

        During 2001, the Board of Directors of the Company held seven meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board held during the period for which he or she has been a director and the meetings of the committees of the Board on which he or she served. The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

Audit Committee

        The Audit Committee oversees the financial reporting process of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee is currently composed of three members, each of whom is independent as defined by the listing standards of the National Association of Securities Dealers, Inc. The directors currently serving on the Audit Committee are Mr. Gneezy, Dr. King and Ms. Reeve. The Audit Committee operates under a written charter approved by the Board. The complete text of the charter of the Audit Committee was attached as an exhibit at the end of the proxy statement for last year's annual stockholders meeting. The Audit Committee held four meetings during 2001.

Compensation Committee

        The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Messrs. Foster and White. The Compensation Committee held three meetings during 2001.

AUDIT COMMITTEE REPORT

        The Company's Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory, and internal control environments. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

  •
  serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems;

  •
  review and appraise the audit efforts of the Company's independent auditors and internal audit department;

  •
  evaluate the Company's financial reporting and compliance with laws and regulations;

  •
  oversee management's establishment and enforcement of financial policies; and

  •
  provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board.

        The Audit Committee has:

  •
  reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management and its independent auditors, including a discussion of the quality and effect of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

  •
  discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with its independent auditors, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditor regarding the reasonableness of those estimates; and

  •
  met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        The Audit Committee has also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (entitled "Independence Discussion with Audit Committees"), has discussed the independence of its auditors and considered whether the provision of non-audit services by its auditors is compatible with maintaining auditor independence, and has satisfied itself as to the auditor's independence.

Audit Fees

        Aggregate fees for professional services rendered by the auditors in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements during that year were $301,000.

Financial Information Systems Design and Implementation Fees

        During the year ended December 31, 2001, the auditors rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

        In addition to the fees described above, fees for other professional services rendered by the auditors during the year ended December 31, 2001, were as follows:

Audit related services(1)	$186,000
Income tax compliance and related tax services	$759,000

(1)
Audit related fees include fees for issuance of consents and comfort letters, statutory audits, audits of the Company's employee benefit plans, and review of financial statements of certain businesses acquired during the year.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC. The Audit Committee has also recommended to the Board the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for next year.

                      Audit Committee

                      Ofer Gneezy
                      W. Frank King
                      Pamela D. A. Reeve

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for recommending the compensation of each executive officer to the Board of Directors.

        The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principles: (a) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and (b) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives.

        The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase stockholder value and further believes that executive officers can best increase stockholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

        Compensation payments in excess of $1 million to the Chief Executive Officer or other most highly compensated executive officers are subject to a limitation of deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. It is the policy of the Committee to preserve the deductibility of the compensation to the extent compatible with other compensation objectives but, if required by such other objectives, to authorize benefits and compensation which may exceed the deduction limitation. The Compensation Committee does not expect compensation in 2002 to its Chief Executive Officer or any other executive officer will exceed the deduction limitation.

Base Salary

        The Compensation Committee sets the base salary for executives by reviewing the salaries for comparable positions within the Company's industry, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes but its salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in sales are entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues. In 2001, the base salaries of the executive officers were increased, as reflected in the Summary Compensation Table below.

Merit Bonus Program

        Each year the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee's belief that a significant portion of each executive officer's compensation should be tied to the achievement by the Company of its financial goals and by each executive officer of his or her individual objectives as determined by the Compensation Committee. The 2001 Management Incentive Plan (the "2001 Incentive Plan") set Company financial goals and merit bonus goals based on the 2001 operating plan approved by the Board of Directors. In addition, the 2001 Incentive Plan prescribed an increase or a decrease in the merit bonuses based upon the Company's actual financial achievements and the fulfillment of the specific management objectives for each executive. Under the 2001 Incentive Plan, executive officers were entitled to receive an average bonus of 65% of base salary if the Company achieved its financial goals for 2001 and the individual executive met or exceeded his or her objectives. The bonuses awarded to executive officers under the plan averaged 13% of their base salaries, based solely on the accomplishments of their individual executive objectives.

Stock-Based Compensation

        Awards of stock options under the Company's stock option plans are designed to more closely tie the long-term interests of the Company's executives and its stockholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options granted in 2001 had a two or three year vesting period to encourage key executives to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for an aggregate of 275,000 shares were granted to executive officers in 2001 to reward the executive officers for their performance in 2001 and to establish appropriate ongoing incentives.

Chief Executive Officer's Compensation

        The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. The Committee increased Mr. Schechter's base salary in 2001 to $380,000 from his 2000 salary level of $320,000. Mr. Schechter was granted options for an aggregate of 75,000 shares in 2001 based upon his performance in 2000 and to establish appropriate ongoing incentives. Based on his individual performance with respect to his objectives, Mr. Schechter received a bonus under the 2001 Incentive Plan equal to 21% of his base salary.

                      Compensation Committee

                      William E. Foster
                      Ronald W. White

        THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE REPORTS ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation paid or accrued for services rendered in 2001, 2000 and 1999 by the chief executive officer and the four other most highly paid persons other than the chief executive officer who were serving as executive officers on December 31, 2001 and one other person who served as an executive officer during part of the fiscal year (the "Named Executive Officers").

Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Shares Under Option Awards(#)	Other Compensation($)(2)
Robert P. Schechter Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	380,000 320,000 275,000	80,000 240,000 275,000	75,000 180,000 140,000	5,790 5,790 6,516
Dorothy A. Terrell Senior Vice President of Worldwide Sales and President of Platforms and Services Group	2001 2000 1999	302,500 275,000 225,000	27,625 195,000 163,500	57,500 135,000 100,000	122,017 248,734 6,204	(3) (4)
Robert E. Hult Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer	2001 2000 1999	275,000 220,000 200,000	41,250 99,000 110,000	75,000 135,000 40,000	6,037 5,790 1,248
George D. Kontopidis, Ph.D.(5) Senior Vice President of Advanced Platform Group	2001 2000 1999	215,000 195,000 175,000	32,250 87,750 84,500	37,500 95,000 80,000	3,331 5,550 5,493
R. Brough Turner Senior Vice President of Technology	2001 2000 1999	200,000 185,000 175,000	20,000 76,313 78,750	37,500 65,000 60,000	3,810 5,790 6,527
Brian J. Demers Vice President and General Manager, Network Solutions	2001 2000 1999	175,000 150,000 119,846	43,750 34,668 9,500	69,000 70,000 20,000	5,370 5,248 5,029

(1)
The 2000 bonus awards for Mr. Schechter, Ms. Terrell, Mr. Hult and Dr. Kontopidis listed in last year's proxy were higher than the actual payment listed in this year's proxy because 25% of the amounts listed in last year's proxy included an award which was contingent upon the achievement by the Company of certain goals during the first two fiscal quarters of 2001. The goals were not met and the payments were not made.

(2)
Includes, for each of the Named Executive Officers, Company contributions to the Company's 401(k) retirement plan and premiums paid by the Company for term life insurance.

(3)
Includes $115,627 paid to Ms. Terrell as commission on sales.

(4)
Includes $242,344 paid to Ms. Terrell as commission on sales.

(5)
Dr. Kontopidis was not an executive officer of the Company at the end of the fiscal year.

Option Grants in Last Fiscal Year

        The following table shows all stock option grants to the Named Executive Officers during 2001:

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
		% of Total Option Shares Granted to Employees in Fiscal Year
	Number of Option Shares Granted
Name			Exercise Price ($/sh)	Expiration Date
					5%	10%
Robert P. Schechter	75,000	2.4%	2.13	10/22/06	203,886	257,279
Dorothy A. Terrell	20,000	0.6%	9.50	01/18/06	242,493	305,997
	37,500	1.2%	2.13	10/22/06	101,943	128,639
Robert E. Hult	25,000	0.8%	9.50	01/18/06	303,117	382,496
	50,000	1.6%	2.13	10/22/06	135,924	171,519
George D. Kontopidis	15,000	0.5%	9.50	01/18/06	181,870	229,498
	22,500	0.7%	2.13	10/22/06	61,166	77,184
R. Brough Turner	15,000	0.5%	9.50	01/18/06	181,870	229,498
	22,500	0.7%	2.13	10/22/06	61,166	77,184
Brian J. Demers	34,000	1.1%	9.50	01/18/06	412,239	520,195
	35,000	1.1%	2.13	10/22/06	95,147	120,064

(1)
As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that Common Stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of Common Stock.

Option Exercises and Fiscal Year-End Option Values

        The following table sets forth, for the Named Executive Officers, the number of shares for which stock options were exercised in 2001, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year-end.

			Number of Shares Underlying Unexercised			Value of Unexercised In-the-Money Options at FY-End($)(2)
	Number of Shares Acquired on Exercise(1)
Name		Value Realized($)
			Vested	Unvested	Total	Vested	Unvested	Total
Robert P. Schechter	—	—	994,750	169,250	1,164,000	684,458	201,750	886,208
Dorothy A. Terrell	—	—	306,178	153,982	460,160	122,600	100,875	223,475
Robert E. Hult	—	—	191,800	168,200	360,000	49,040	134,500	183,540
George D. Kontopidis.	30,000	103,580	161,720	84,600	246,320	50,740	60,525	111,265
R. Brough Turner	11,876	41,810	172,750	84,750	257,500	73,560	60,525	134,085
Brian J. Demers	—	—	50,100	102,650	152,750	5,003	94,150	99,153

(1)
Does not include shares purchased during 2001 under the Company's 1993 Employee Stock Purchase Plan as follows: Mr. Schechter, 1,000; Ms. Terrell, 1,000; Mr. Hult, 1,000; Dr. Kontopidis, 1,000; Mr. Turner, 1,000; and Mr. Demers, 1,000.

(2)
Based on the fiscal year-end closing price of $4.82 per share.

Severance and Option Vesting on Change-in-Control

        The Company has agreed with each of its executive officers, including the officers named in the Summary Compensation Table above, that he or she will, upon termination of employment within one year following a change-in-control of the Company, be entitled to severance compensation equal to one year's salary, a bonus (which shall be the percentage of current annual salary respectively specified for such executive officer), and the full vesting of all options.

Director Compensation

        Each director of the Company who is not also an employee is paid $2,500 per quarter and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors serving on committees of the Board also receive $250 per committee meeting attended. In addition, the Compensation Committee has the discretion to award stock options to non-employee directors under the Company's 2000 Equity Incentive Plan. In recent practice, the Compensation Committee has awarded each non-employee director (a) upon first being elected to the board an option for 15,000 shares which vests over three years and (b) annually at the time of the annual meeting an option for 7,500 shares which vests at the time of the next annual meeting, in each case subject to full vesting of all option shares upon a change-in-control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No person serving on the Compensation Committee at any time during 2001 was a present or former officer or employee of the Company or any of its subsidiaries. During 2001, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

SECTION 16 REPORTING

        Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during 2001.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

        The following performance graph assumes an investment of $100 on December 31, 1996 and compares the change to December 31, 2001 in the market price of the Common Stock with a broad market index (S&P 500) and an industry index (S&P Telecommunications Equipment). The Company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

Data Points:

	Cumulative Total Return
	1996($)	1997($)	1998($)	1999($)	2000($)	2001($)
NMS Communications Corporation	100.00	147.62	23.11	148.61	62.70	30.60
S&P 500	100.00	133.36	171.47	207.56	188.66	166.24
S&P Telecommunications Equipment	100.00	130.30	229.55	504.15	220.55	81.25

        THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDER PROPOSALS FOR 2003 MEETING

        Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received on or before December 2, 2002 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act. In addition, if the Company receives notice of a stockholder proposal after February 15,

2003, the persons named as proxies for the 2003 Annual Meeting will have discretionary authority to vote on such proposal.

OTHER MATTERS

        The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

        The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

                      By order of the Board of Directors

                      Dianne L. Callan
                       Secretary

NMS COMMUNICATIONS CORPORATION

Dear Stockholder:

Please mark the boxes on the proxy card to indicate how your shares should be voted, then sign and date the card, detach it and return it in the enclosed postage paid envelope.

Sincerely,

NMS Communications Corporation

NMS COMMUNICATIONS CORPORATION

Proxy Solicited by the Board of Directors for Annual Meeting on April 26, 2002

The undersigned stockholder of NMS Communications Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert P. Schechter, Dianne Callan and Richard N. Hoehn, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of NMS Communications Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of NMS Communications Corporation to be held at its corporate offices, 100 Crossing Boulevard, Framingham, Massachusetts on April 26, 2002 at 1:00 p.m., local time and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORANCE WITH THE HOLDERS' BEST JUDGEMENT AS TO ANY OTHER MATTER.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

PLEASE VOTE, DATE AND SIGN ON REVERSE
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

NMS COMMUNICATIONS CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.	1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2.	Go to the Website http://www.eproxyvote.com/nmss
3.	Enter your Voter Control Number located on your Proxy Card above your name.	3.	Enter your Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important!		Your vote is important!
Call 1-877-PRX-VOTE anytime!		Go to http://www.eproxyvote.com/nmss anytime!
Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

☒	Please mark votes as in this example.
NMS COMMUNICATIONS CORPORATION
The Board of Directors recommends a vote FOR Proposals 1 and 2.
								FOR	AGAINST	ABSTAIN
1.	Elect Directors Nominees: (01) Ofer Gneezy and (02) Robert P. Schechter					2.	Ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as noted above
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
							Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐
Please be sure to sign and date this Proxy.
Signature:	Date:	Signature:	Date:

QuickLinks

NMS COMMUNICATIONS CORPORATION 100 CROSSING BOULEVARD FRAMINGHAM, MASSACHUSETTS 01702 (508)271-1000
NMS COMMUNICATIONS CORPORATION 100 CROSSING BOULEVARD FRAMINGHAM, MASSACHUSETTS 01702 (508)271-1000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS (Item 1 of Notice)
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Item 2 of Notice)
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16 REPORTING
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
STOCKHOLDER PROPOSALS FOR 2003 MEETING
OTHER MATTERS